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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Multiple Zones International, Inc., which is incorporated by reference in Multiple Zones International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP

Seattle, Washington
September 16, 1999